Exhibit 99

[LOGO] MARINE PRODUCTS CORPORATION

FOR IMMEDIATE RELEASE

       Marine Products Corporation Announces Third Quarter Cash Dividend
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ATLANTA, October 26, 2005 -- The Marine Products Corporation (NYSE: MPX) Board
of Directors declared a regular quarterly cash dividend of $0.04 per share payable December 12, 2005 to common shareholders of record at the close of business on November 11, 2005.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben M. Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com